Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chembio Diagnostics, Inc.
Medford, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-69460, No. 333-141555 and No. 333-151785) and on Form S-3 No. 333-185932 as amended of Chembio Diagnostics, Inc. of our report dated March 5, 2015, relating to the consolidated financial statements appearing in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York

March 5, 2015